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EXHIBIT 23B

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference, in the Registration Statement (Form S-8, No. 333-            ), pertaining to the SafeNet, Inc. 2001 Omnibus Stock Plan (Formerly 2002 Nonqualified Stock Option Plan) of SafeNet, Inc. and to the incorporation by reference therein of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of SafeNet, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Baltimore, Maryland July 31, 2003

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  EXHIBIT 23B
CONSENT OF INDEPENDENT AUDITORS